As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JOWELL GLOBAL LTD.

聚好全球股份有限公司

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2nd Floor, No. 285 Jiangpu Road

Yangpu District, Shanghai, China 200082

Tel: + (86) 21 5521-0174

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li

FisherBroyles, LLP

1200 G Street NW, Suite 800

Washington, D.C. 20005

(202) 830-5905

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 26, 2025

PRELIMINARY PROSPECTUS

Jowell Global Ltd.

$118,900,000

Ordinary Shares

Preferred Shares

Warrants

Rights and

Units

We may, from time to time in one or more offerings, offer and sell up to $118,900,000 in the aggregate of Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We are a Cayman Islands holding company without material operations and our business is conducted by our variable interest entity (“VIE”) in China and this structure involves unique risks to investors. We are not a Chinese operating company and that our business in China is conducted through contractual arrangements with the VIE. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the PRC government deems that the contractual arrangements in relation to the consolidated variable interest entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference.

There are legal and operational risks associated with being based in and having our operations in China. The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On September 24, 2024, the State Council published the Administration Measures for Cyber Date Security, or the “Cyber Data Security Measure”, which requires cyber data processors to file a national security review if their cyber data processing activities affect or may affect national security. On February 24, 2023, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023 and provide that a domestic company that seeks to offer and list its securities in a overseas market shall strictly abide by applicable PRC laws and regulations, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under certain circumstances. On March 22, 2024, CAC promulgated the Provisions on Promoting and Regulating Cross-Border Transfer of Data, effective on the same date, which amended the circumstances under which the data processors are required to apply for data cross-border security assessment as follows: (i) any critical information infrastructure operator provides personal information or important data to overseas; or (ii) any data processor other than critical information infrastructure operator provides important data to overseas, or has provided personal information (not including sensitive personal information) of more than 1,000,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the current year. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As advised by our PRC counsel, Jiangsu Yiyou Tianyuan Law Firm, our offerings will be subject to the New Overseas Listing Rules. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s current auditor is headquartered in the Singapore and it is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022, and Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspection.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through the operating VIE in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, and we do not have any equity ownership of the VIE, instead we are the primary beneficiary and receive the economic benefits of the VIE’s business operations through certain contractual arrangements to consolidate financial results of the VIE in our financial statements because we have satisfied conditions for consolidation of the VIE under U.S. GAAP, pursuant to which Shanghai Juhao is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Shanghai Juhao no longer have the characteristics of a controlling financial interest, and the Company, through Jowell Shanghai, is the primary beneficiary of Shanghai Juhao. A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE. Jowell Shanghai is deemed to have a controlling financial interest through a series of contractual arrangements and be the primary beneficiary of Shanghai Juhao because it has both of the following characteristics: (1) the power to direct activities at Shanghai Juhao that most significantly impact such entity’s economic performance and (2) the obligation to absorb losses of, and the right to receive benefits from, Shanghai Juhao that could potentially be significant to such entity. Pursuant to the contractual arrangements with Shanghai Juhao, Shanghai Juhao shall pay service fees equal to all of its net profit after tax payments to Jowell Shanghai. Such contractual arrangements are designed so that the Shanghai Juhao would operate for the benefit of Jowell Shanghai and ultimately, the Company. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. The business operations of the VIE include value-added telecommunication services and foreign ownership of value-added telecommunications services is subject to restrictions under current PRC laws and regulations, which prohibit foreign investment to own more than 50% equity interest of the value-added telecommunication companies and will prevent the holding company consolidating the financial results of such entities under equity ownership structure. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. We treat the VIE as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets. See “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” and “Item 3. Key Information — 3.D. Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference. We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Item 3. Key Information — 3.D. Risk Factors— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offerings and financings in the U.S. to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.,” and “— We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference.

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. See “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference.

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE Shanghai Juhao made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for investment, intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. Cash transfers have been made to date between the holding company, its subsidiaries, and consolidated VIE, include the following: (1) the holding company made investment payment of US$24,330,000 to Jowell HK during the fiscal years ended December 31, 2021; (2) Jowell HK made investment payment of US$20,629,000 to Jowell Shanghai during the fiscal years ended December 31, 2021; (3) Jowell HK loaned US$606,000 to VIE during the fiscal year ended December 31, 2021; (4) VIE paid US$12,462,715 to Jowell Shanghai for purchase of products during the fiscal years ended December 31, 2021; and (5) the holding company loaned US$4,221,549 to VIE to pay for expenses during the fiscal years ended December 31, 2024. See “Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries and VIE”, “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE” and “Risk Factor - We rely on contractual arrangements with the VIE and the shareholders of the VIE for our business operations, which may not be as effective as direct ownership in providing operational control” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated in this prospectus by reference.

The Company, JWEL, the Registrant, the holding company, we, us, our company, and our are referred to Jowell Global Ltd. (“Jowell Global”), a holding company incorporated under the laws of the Cayman Islands. We currently conduct our business through the VIE Shanghai Juhao Information Technology Co., Ltd. (“Shanghai Juhao”) in China. Shanghai Juhao and its shareholders entered into a series of contractual arrangements with Shanghai Jowell Information Technology Co., Ltd. (“WFOE” or “Jowell Shanghai”), a company incorporated in China and a wholly owned subsidiary of Jowell Technology Limited (“Jowell HK”), which is a holding company incorporated in Hong Kong and a wholly owned subsidiary of Jowell Global.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries in Hong Kong and China for our cash and financing requirements. If any of our Hong Kong and Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, neither any of our subsidiaries or the VIE has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiary and WFOE via capital contribution or shareholder loans, as the case may be.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JWEL.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 9 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $118,900,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of such document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Jowell Global”, “JWEL,” “the holding company,” “we,” “us,” “our,” “the Company,” “our company,” “the “Registrant” or similar words refer to Jowell Global Ltd. together with our subsidiaries and the VIE.

“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

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PROSPECTUS SUMMARY

Overview

We were incorporated under the laws of the Cayman Islands as an offshore holding company and we own 100% of the equity interest in Jowell Technology Limited (“Jowell HK”), which was incorporated under the laws of Hong Kong.

Through Jowell HK, we own 100% of the equity interest in Shanghai Jowell Information Technology Co., Ltd. (“WFOE” or “Jowell Shanghai”). The WFOE entered into a series of agreements with Shanghai Juhao Information Technology Co., Ltd. (“Shanghai Juhao” or “VIE”) and Shanghai Juhao’s shareholders, through which we are the primary beneficiary of Shanghai Juhao and derive all of the economic interest and benefits from Shanghai Juhao. We treat Shanghai Juhao as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

We are one of the leading cosmetics, health and nutritional supplements and household products e-commerce platforms in China. We offer our own brand products to customers and also sell and distribute health and nutritional supplements, cosmetic products and certain household products from other companies on our platform. In addition, we allow third-parties to open their own stores on our platform for a service fee based upon their sale revenues generated from their online stores and we provide them with our unique and valuable information about market needs, enabling them to better manage their sales effort, as well as an effective platform to promote their brands. We currently operate under four sales channels: Online Direct Sales, Authorized Retail Store Distribution, Third-party Merchants and Live streaming marketing.

Shanghai Juhao started its operation in 2012 and is among the first group of membership-based online-to-offline cosmetics, health and nutritional supplements and household products e-commerce platforms in China. Today, we offer an online platform LHH Mall through Shanghai Juhao which holds an EDI (Electronic Data Interchange) certification approved by the Shanghai Communication Administration pursuant to the requirement of MIIT dated December 18, 2023 valid for 5 years, selling our own brand products manufactured by third-parties as well as international and domestic branded products from 200+ manufacturers. As of December 31, 2024, our platform had 2,485,533 VIP members who have registered on our platform, 274 merchants who have opened their own stores on our platform, and 52.6% of products sold on our platform were cosmetics and health and nutritional supplements. We also sell household products, such as pots and pans, smartphones, functional shoes, paper towels, cups, vacuum cleaners, massagers and towels on our platform, and those products account for 47.2% of the products sold on our platform for the year ended December 31, 2024.

Since August 2017, we have been also selling our products in our authorized retail stores all across China. Operating under our brand name of “Love Home Store” or “LHH Store”, the authorized retailers may operate as independent stores or store-in-shop (an integrated store), selling products that they purchased through our online platform LHH Mall under their special retailer accounts with us which provide them with major discounts. As of December 31, 2024, we had authorized 26,857 Love Home Stores in 31 provinces of China, providing offline retail of our products.

On April 28, 2021, the Company announced it has officially launched its “Juhao Best Choice” community group-buying store initiative to continue growing its offline retail market presence. The community group-buying offline stores sell fresh produce, foods and daily household consumer products in addition to the cosmetics and health and nutritional supplements currently sold in the Company’s franchised LHH Stores. The community group-buying stores aim to provide a more convenient shopping experience and high-quality produce and foods for consumers from local communities, towns and villages across China. Juhao Best Choice stores consolidate online and offline resources for store design and logistics services and provide guidance and trainings for store owners with a unified system for store management, design, service criteria, SKU management and product delivery. The Company also provides the store owners with live-streaming marketing skill training and upgrade and expands certain existing LHH Stores to Juhao Best Choice stores. As of December 31, 2024, Shanghai Juhao has opened five self-operated Juhao Best Choice community group buying stores in China as the experimental and demonstration stores for this development.

We have relationships with leading cosmetics and health and nutritional supplements manufacturers and distributors in China, which not only to provide us with high-quality products, but also supply chain services to our platform. By connecting these suppliers/distributors with our online sales and offline authorized stores, we have created a closed-circle to bring tremendous convenience and cost savings to our customers.

Through our website at www.1juhao.com and mobile app, we engage primarily in the sales of cosmetic products, health and nutritional supplements and household products sourced from manufacturers and distributors in China. Currently, we have three types of revenue streams deriving from our three major product categories: cosmetic products, health and nutritional supplements and household products. Other than the revenue from product sales, we also earn service fees charged to third-party merchants for using our platform, which was immaterial.

For the fiscal year ended December 31, 2024, approximately $36.3 million, or 27.3%, of our revenue were generated from the sales of cosmetic products, approximately $33.6 million, or 25.2%, of our revenue were generated from the sales of health and nutritional supplements and $62.8 million, or 47.2%, of our revenue were generated from the sales of household products.

For the fiscal year ended December 31, 2023, approximately $55.1 million, or 34.4%, of our revenue were generated from the sales of cosmetic products, approximately $22.6 million, or 14.1%, of our revenue were generated from the sales of health and nutritional supplements and $81.8 million, or 51.1%, of our revenue were generated from the sales of household products.

For the fiscal year ended December 31, 2022, approximately $99.3 million, or 47.3%, of our revenue were generated from the sales of cosmetic products, approximately $39.9 million or 19% of our revenue were generated from the sales of health and nutritional supplements and $70.6 million or 33.6% of our revenue were generated from the sales of household products.

On October 25, 2023, the shareholders of the Company held an extraordinary general meeting (the “Meeting”) and approved by an ordinary resolution of a share consolidation (the “Share Consolidation”) that (i) every sixteen (16) issued and unissued ordinary shares of the Company, par value $0.0001 each (the “Ordinary Shares”) be consolidated into one (1) ordinary share par value $0.0016 each and (ii) every sixteen (16) issued and unissued preferred shares of the Company, par value $0.0001 each (the “Preferred Shares”) be consolidated into one (1) preferred share, par value $0.0016 each. Immediately following the Share Consolidation, the shareholders of the Company approved by an ordinary resolution of share capital increase that the authorized share capital of the Company be increased to $800,000 divided into 500,000,000 shares of which (x) 450,000,000 shares are designated as ordinary shares with a nominal or par value of $0.0016 per share, and (y) 50,000,000 shares are designated as preferred shares with a nominal or par value of $0.0016 per share (the “Share Capital Increase”). At the Meeting, the shareholders of the Company also approved by a special resolution the third amended and restated memorandum and articles of association of the Company to reflect the Share Consolidation and the Share Capital Increase. The Share Consolidation is primarily being effectuated to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) related to the minimum bid price per share of the Company’s ordinary shares.

We are a holding company incorporated in the Cayman Islands. Our securities offered in this prospectus are securities of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through the VIE in China. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. The business operations of Shanghai Juhao include value-added telecommunication services and foreign ownership of value-added telecommunications services is subject to restrictions under current PRC laws and regulations which prohibit foreign investment to own more than 50% equity interest of the value-added telecommunication companies and will prevent the holding company consolidating the financial results of such entities under equity ownership structure. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating company, but instead own shares of a Cayman Islands holding company. Neither we nor our subsidiaries own any shares in the VIE, Shanghai Juhao. Instead, we are the primary beneficiary and receive the economic benefits of the business operations of Shanghai Juhao through a series of contractual arrangements (the “VIE Agreements”). We evaluated the guidance in FASB ASC 810 and determined that Shanghai Juhao is a VIE. A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. Our WFOE has the power to direct activities at Shanghai Juhao that most significantly impact Shanghai Juhao’s economic performance, and has the right to receive benefits from Shanghai Juhao. As such, the WFOE is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the financial results of the VIE are consolidated in our financial statements. In addition, these VIE agreements have not been truly tested in the courts in China. Investors of our securities of will not own any equity interests in the VIE, but instead own shares of a Cayman holding company. Chinese regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities, including that it could cause the value of our securities to significantly decline or become worthless.

The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in providing us with exerting the right over Shanghai Juhao. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to consolidate financial results of the VIE in our financial statements under U.S. GAAP. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly.

Shanghai Juhao is incorporated and operating in mainland China and they have received all required permissions from Chinese authorities to operate its current business in China, including Business License, EDI (Electronic Data Interchange) Certificate, Retail License for Alcoholic Products, Food Business License and International Trade Business Filing Form. Other than these permits, the VIE is not required to obtain permit and approval from Chinese authorities to operate our business. We, our subsidiaries, or VIE are not covered by permissions requirements from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to approve the VIE’s business and operations. As the VIE operates an e-commerce platforms for online-to-offline sales of cosmetics, health and nutritional supplements and household products in China and our products and services do not pose national security risks, and as we were listed on NASDAQ before the provision of Cybersecurity Review Measures that Online Platform Operators in possession of personal information of more than 1,000,000 users shall be subject to the cybersecurity review by the Cybersecurity Review Office before listing overseas (“the Million-Users-Listing Rule”) became effective, given that Cybersecurity Review Measures do not expressly provides that the Million-Users-Listing Rule has a retroactive force, it is less likely that we are subject to the report requirement under Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021, which became effective on February 15, 2022. However, based on the advice of our PRC counsel Jiangsu Yiyou Tianyuan Law Firm, there are uncertainties in the interpretation and enforcement of Cybersecurity Review Measures; it is uncertain whether we, our PRC subsidiaries and the VIE are completely waived from the Million-Users-Listing Rule and the obligation to file for the cybersecurity review of CAC. If we, our subsidiaries, or the VIE is required and fails to pass the cybersecurity review, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation our subsidiaries’ business licenses and suspension of their respective business operations.

As of the date of this prospectus, we, VIE and our subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities being registered for sale to foreign investors other than the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules, (2) are not subject to permission requirements from China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other authority that is required to approve of the VIE’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement. The CSRC completed its review and concluded its filing procedure with a formal notice to the Company on September 29, 2024. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. Our operating subsidiaries provide logistic services, and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, given the current PRC regulatory environment, it is uncertain whether we, VIE or our PRC subsidiaries will be able to obtain such permission or be required to obtain other permission from the PRC government to list on U.S. exchanges or offer its securities overseas, and even when such permission is obtained, whether it will be denied or rescinded. If we, our subsidiaries, or the VIE do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation our VIE or subsidiaries’ business licenses and suspension of their respective business operations.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. All of our assets are located outside of the United States. In addition, most of our board member and all of our executive officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our Organizational Structure

The Company’s organizational chart as of the date of this prospectus is as follows:

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by Special Administrative Measures (Negative List) for Foreign Investment Access, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law. These contractual arrangements with the variable interest entity and its shareholders enable us to consolidate its financial results as the VIE for accounting purposes under U.S. GAAP.

The business we conduct through the VIE is within the category for which foreign investment is currently restricted under the Negative List or other PRC Laws. In addition, we intend to centralize our management and operation in the PRC without being restricted to conducting certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the agreements between the WFOE and the VIE are necessary and essential to our business operations. These contractual arrangements with the VIE and its shareholders enable us consolidate its financial results under U.S. GAAP.

WFOE assumed management of the business activities of the VIE through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, Powers of Attorney and Spousal Consent Letters. Through the VIE Agreements, WFOE has the right to advise, consult, manage and operate the VIE for an annual consulting service fee in an amount equal to all of the VIE’s net income. The shareholders of the VIE have pledged all of their rights, title and equity interests in the VIE as security for WFOE to collect consulting services fees provided to the VIE through the Equity Interest Pledge Agreement. In order to further reinforce WFOE’s rights to operate the variable interest entity to consolidate financial results of the VIE in our financial statements under U.S. GAAP, the VIE’s shareholders have granted WFOE an exclusive right and option to acquire all of their equity interests in the VIE through the Exclusive Option Agreement.

On October 31, 2019 and November 1, 2019, Jowell Shanghai entered into a series of contractual arrangements with Shanghai Juhao and the shareholders of Shanghai Juhao, as amended on October 10, 2020. These agreements include: 1) an Exclusive Business Cooperation and Management Agreement; 2) an Equity Interest Pledge Agreement; 3) an Exclusive Option Agreements; 4) Powers of Attorney, and 5) Spousal Consent Letters, which are described as follows:

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between Shanghai Juhao and Jowell Shanghai, Jowell Shanghai provides Shanghai Juhao with complete business support, operational management and technical and consulting services, on an exclusive basis, and Shanghai Juhao is obligated to pay an annual service fee to Jowell Shanghai equal to the annual net income of Shanghai Juhao. Jowell Shanghai shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.  The term of the agreement shall be continuously effective unless mutually terminated by all parties in writing.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and among Jowell Shanghai, Shanghai Juhao and shareholders of Shanghai Juhao, shareholders of Shanghai Juhao pledged all of the equity interest that they now and in the future hold in Shanghai Juhao to Jowell Shanghai to guarantee the performance of Shanghai Juhao’s obligations and payment of service fees under the Exclusive Business Cooperation and Service Agreement (“Service Agreement”). Prior to the full payment of the service fees in the Service Agreement, without the Jowell Shanghai’s written consent, pledgors shall not assign the pledge or their equity interest in Shanghai Juhao. Upon the full payment of the service fees under the Service Agreement and upon termination of Shanghai Juhao’s obligations under the Service Agreement, the pledge agreement shall be terminated, and Jowell Shanghai shall then cancel or terminate the agreement as soon as reasonably practicable.

Exclusive Option to Purchase Agreement

Under the Exclusive Option to Purchase Agreement, shareholders of Shanghai Juhao and Shanghai Juhao irrevocably granted Jowell Shanghai (or its designee) an exclusive option right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, all or part of the equity of Shanghai Juaho held by the shareholders of Shanghai Juaho. Unless an appraisal is required by the laws of China applicable to the equity interest purchase option when exercised by Jowell Shanghai, the purchase price shall equal to the actual capital contributions paid in the registered capital by such shareholder for its equity interest in Shanghai Juhao or the lowest price allowed by Chinses laws and regulations. This agreement remains effective for a term of 10 years, and may be renewed for an additional 10 years at Jowell Shanghai’s election.

Power of Attorney

Under the Power of Attorney, each of the shareholders of Shanghai Juhao authorized Jowell Shanghai act on his/her behalf as his/her exclusive agent and attorney with respect to all rights as such shareholder, including but not limited to: (a) attending shareholders’ meetings of Shanghai Juhao; (b) exercising all the shareholders’ rights and the voting rights that such shareholder is entitled to under PRC laws and the articles of association of Shanghai Juhao, including, but not limited to, the sale or transfer or pledge or disposition of shares of such shareholder in part or in whole; and (c) designating and appointing on behalf of such shareholder the legal representative, the director, the supervisor, the chief executive officer and other senior management members of Shanghai Juhao.

Spousal Consent Letters

The spouse of each shareholder of Shanghai Juhao has signed a spousal consent letter agreeing that the equity interests in Shanghai Juhao held by and registered under the name of such shareholder will be disposed pursuant to the agreements with the Jowell Shanghai (“Agreements”). The spouse of such shareholder confirms that he/she does not have any rights and interests in the equity of the Shanghai Juhao and promises not to make any claim on the equity of the Shanghai Juhao. The spouse of such shareholder also agrees if he/she obtains any equity interest in Shanghai Juhao for any reason, he/she shall be bound by (as amended from time to time) the Agreements and comply with the obligations of the shareholders of Shanghai Juhao under the Agreements.

Pursuant to these agreements, Jowell Shanghai has satisfied conditions for consolidation of the VIE under U.S. GAAP and become the primary beneficiary of the VIE for accounting purpose. Therefore, Shanghai Juhao is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Shanghai Juhao no longer have the characteristics of a controlling financial interest, and the Company, through Jowell Shanghai, is the primary beneficiary of Shanghai Juhao. A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE. Jowell Shanghai is deemed to have a controlling financial interest through a series of contractual arrangements and be the primary beneficiary of Shanghai Juhao because it has both of the following characteristics: (1) the power to direct activities at Shanghai Juhao that most significantly impact such entity’s economic performance and (2) the obligation to absorb losses of, and the right to receive benefits from, Shanghai Juhao that could potentially be significant to such entity. Pursuant to the contractual arrangements with Shanghai Juhao, Shanghai Juhao shall pay service fees equal to all of its net profit after tax payments to Jowell Shanghai. Such contractual arrangements are designed so that the Shanghai Juhao would operate for the benefit of Jowell Shanghai and ultimately, the Company.

Although the VIE Contractual Arrangements have been widely adopted by PRC companies seeking for listing aboard, such arrangements have not been truly tested in any of the PRC courts. The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in exerting our rights over Shanghai Juhao. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to consolidate financial results of the VIE in our financial statements under U.S. GAAP. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly. This type of corporate structure may also affect you and the value of your investment in the Company. The PRC legal system could limit our ability to enforce the VIE agreements, through arbitration, litigation, and other legal proceedings, which could limit our ability to enforce the VIE agreements against Shanghai Juhao and its shareholders. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE agreements or assert our contractual rights over the business and assets of VIE that conducts our operations, our securities may decline in value or become worthless.

Corporate Information

Our principal executive offices are located at 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082. Our telephone number at this address is +86-21-5521-01874. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at www. 1juhao.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “JWEL”

The Offering

Issuer	Jowell Global Ltd.

Securities We May Offer	We may offer up to $118,900,000 in aggregate amount of our ordinary shares and preferred shares, warrants, rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general corporate purposes.

Risk Factors	See “Risk Factors” on page 9 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Market Symbol	JWEL

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F for the year ended December 31, 2024 (“2024 Annual Report”), filed on May 9, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, rights, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preferred shares, warrants, rights or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Second Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Second Amended and Restated Memorandum and Articles of Association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Second Amended and Restated Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

Our authorized share capital is $800,000 divided into shares of which (i) 450,000,000 shares are designated as ordinary shares with a nominal or par value of $0.0016 per share, and (ii) 50,000,000 shares are designated as preferred shares with a nominal or par value of $0.0016 per share. As of August 25, 2025, 2,170,475 Ordinary Shares and 46,875 Preferred Shares are issued and outstanding.

DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, 2,170,475 ordinary shares are issued and outstanding and listing on Nasdaq Capital Market under symbol “JWEL”.

Dividends. Subject to any rights and restrictions of any other class or series of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Preferred Share shall be entitled to two (2) votes on all matters subject to vote at general and special meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the nominal value of the total issued voting shares of our company present in person or by proxy. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as making changes to our second amended and restated memorandum and articles of association.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be materially adversely varied with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our current articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Nasdaq Rules, be suspended and the register closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

General Meeting of Shareholders. Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for and throughout a meeting of shareholders consists of at least one shareholder entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third of all voting power of our share capital in issue.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF PREFERRED SHARES

As of the date of this prospectus, there are 46,875 Preferred Shares issued and outstanding.

Conversion. Each Preferred Share is convertible into one (1) ordinary share at any time at the option of the holder thereof. In no event shall Ordinary Shares be convertible into Preferred Shares.

Voting Rights. Each share of Preferred Shares shall have the voting rights equal to two (2) Ordinary Shares.

Dividends. Except for voting rights and conversion rights as set out hereof, the Ordinary Shares and the Preferred Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

Assignment and Transfer. The holders of Preferred Shares shall have the right to transfer each share of the Preferred Shares to any third-party at any time in such holder’s sole and absolute discretion, subject to compliance with applicable securities laws. Upon any sale, transfer, assignment or disposition of any Preferred Share by a shareholder to any person who is not an affiliate of such shareholder, or upon a change of control of any Preferred Share to any person who is not an affiliate of the registered shareholder of such share, such Preferred Share shall be automatically and immediately converted into one (1) ordinary share.

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us. You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or making removal of management more difficult.

Description of Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants for the purchase of Ordinary Shares and/or Preferred Shares in one or more series. We may issue warrants independently or together with Ordinary Shares and/or Preferred Shares and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company for warrant exercise.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or preferred shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offerings, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares or preferred shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$30,007.6
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*
Total	$		*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP will pass upon certain legal matters in connection with the securities offered to the extent governed by Cayman Islands law.  Certain legal matters as to PRC law will be passed upon for us by Jiangsu Yiyou Tianyuan Law Firm. FisherBroyles, LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, and upon Jiangsu Yiyou Tianyuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the two years ended December 31, 2024 and 2023, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building Singapore 069542.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

(2)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-40145) filed with the Commission on March 2, 2021, including any amendment and report subsequently filed for the purpose of updating that description; and

(3)	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in conformity with U.S. generally accepted accounting principles.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Jowell Global Ltd. Attn: Company Secretary, 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082 and email: ir@1juhao.com

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document, is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.1juhao.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, most of our board member and all of our executive officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these individuals, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law has advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

JOWELL GLOBAL LTD.

$118,900,000

Ordinary Shares,

Preferred Shares,

Warrants,

Rights and

Units

PROSPECTUS

______, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-250889), as amended, initially filed with the SEC on November 23, 2020)
3.2	Second Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form F-1 (File No. 333-250889), as amended, initially filed with the SEC on November 23, 2020)
3.3	The Third Amended and Restated Memorandum and Articles of Association of the Company (incorporated herein by reference to Exhibit 99.1 to the Form 6-K filed with SEC on October 30, 2023)
4.1	Form of Preferred Shares Certificate*
4.2	Form of Warrant*
4.3	Form of Warrant Agreement*
4.4	Form of Unit Agreement*
4.5	Form of Subscription Rights Agreement*
5.1	Opinion of Maples and Calder (Hong Kong) LLP
23.1	Consent of Enrome, LLP
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	Consent of Jiangsu Yiyou Tianyuan Law Firm
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Previously filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on August 26, 2025.

JOWELL GLOBAL LTD.

By:	/s/ Haiting Li
	Name:	Haiting Li
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Haiting Li and Lu Qian, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Haiting Li	Chief Executive Officer and	August 26, 2025
Haiting Li	Chairman of the Board and Director (Principal Executive Officer)

/s/ Lu Qian	Chief Financial Officer	August 26, 2025
Lu Qian	(Principal Accounting and Financial Officer)

/s/ Dan Zhao	Vice President and Director	August 26, 2025
Dan Zhao

/s/ William Morris	Director	August 26, 2025
William Morris

/s/ Y. Tristan Kuo	Director	August 26, 2025
Y. Tristan Kuo

/s/ Haitao Wang	Director	August 26, 2025
Haitao Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jowell Global Ltd. has signed this registration statement on August 26, 2025.

Authorized U.S. Representative
Cogency Global Inc.

/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice President